                                 Exhibit 11.1

                                 PALFED, Inc.

               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

                                                                                 THREE MONTHS     SIX MONTHS
                                                                                    ENDED            ENDED
                                                                                   JUNE 30          JUNE 30
                                                                               ---------------  -------------
                                                                                       (IN THOUSANDS)
1997
----
Weighted average shares outstanding..........................................         5,205           5,193
Stock options outstanding....................................................           304             324
Shares assumed repurchased...................................................          (191)           (201)
                                                                                      -----           -----
Average common and common equivalent shares (1)..............................         5,318           5,316
                                                                                      -----           -----
                                                                                      -----           -----


                                                                                THREE MONTHS      SIX MONTHS
                                                                                    ENDED           ENDED
                                                                                   JUNE 30         JUNE 30
                                                                               ---------------  -------------
                                                                                       (IN THOUSANDS)
1996
----
Weighted average shares outstanding..........................................         5,136           5,126
Stock options outstanding....................................................           230             230
Shares assumed repurchased...................................................          (135)           (136)
                                                                                      -----           -----
Average common and common equivalent shares (1)..............................         5,231           5,220
                                                                                      -----           -----
                                                                                      -----           -----

------------------------

(1) Stock options outstanding less shares assumed repurchased are common stock equivalents.